Exhibit 10.3

IRREVOCABLE UNDERTAKING

To:                              Atlantic Industries (the Offeror)

PO Box 309GT

Ugland House

South Church Street

George Town

Grand Cayman

Cayman Islands

From:                Gourmet Grace International Limited (the Bondholder)

P.O. Box 957

Offshore Incorporations Centre

Road Town

Tortola

British Virgin Islands

Warburg Pincus Private Equity IX, LP (the Guarantor)

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington

New Castle County

Delaware

USA 19801

31 August 2008

Dear Sirs,

Offer for China Huiyuan Juice Group Limited (Huiyuan)

The Bondholder understands that an offer is to be made by or on behalf of the Offeror to acquire all the issued ordinary shares of Huiyuan (the Share Offer), to acquire all the outstanding convertible bonds of Huiyuan (the Convertible Bond Offer) and to cancel all the outstanding share options of Huiyuan (the Option Offer and, together with the Share Offer and the Convertible Bond Offer, the Offers), substantially on the terms of the draft announcement attached as Schedule 2 to this letter agreement (the Announcement) or on such other terms as may be agreed between the Offeror and Huiyuan or as may be required to comply with the requirements of the Securities and Futures Commission of Hong Kong (the SFC), the Hong Kong Code on Takeovers and Mergers (the Code), The Stock Exchange of Hong Kong Limited (the Stock Exchange) or the Rules Governing the Listing of Securities on the Stock Exchange (the Listing Rules).  This letter agreement sets out the terms and conditions on which the Bondholder will accept the Share Offer when it is made and sets out certain undertakings to be given by the Offeror to the Bondholder.  The Guarantor has agreed to guarantee the performance by the Bondholder of its obligations under this letter agreement.

A reference in this letter agreement to the Offers, the Share Offer, the Convertible Bond Offer or the Option Offer also includes any new, increased, renewed or revised offers made by or on behalf of the Offeror to acquire shares in Huiyuan, to acquire the outstanding convertible bonds of Huiyuan or to cancel the share options of Huiyuan, as the case may be provided that the terms of such offers are no less favourable to acceptors than the terms set out in the Announcement.

Terms defined in Schedule 1 hereto shall have the same meaning in this letter agreement.

Warranties

1.                                       The Bondholder warrants to the Offeror, as at the date of this letter agreement and the date the Share Offer becomes or is declared unconditional in all respects, by reference to the facts and circumstances existing as at such dates respectively, that:

(a)                                  it is the registered holder and beneficial owner of US$2,326,000 of series B zero coupon convertible bonds due 2011 of face value US$1,000 each issued by Huiyuan (the Series B Convertible Bonds) which are convertible into 3,541,951 Shares and it holds the Series B Convertible Bonds free of any Encumbrances;

(b)                                 it is a party to a call option with ABN AMRO Bank N.V., Hong Kong Branch (ABN) pursuant to which it is entitled to call for US$65,000,000 of series A 2.5 per cent. convertible bonds due 2011 of face value US$1,000 each issued by Huiyuan (the Series A Convertible Bonds), which are convertible into 98,979,706 Shares;

(c)                                  through the aggregate of the interests set out in paragraphs 1(a) and 1(b) above, it has an interest in US$67,326,000 in aggregate of Series B Convertible Bonds and Series A Convertible Bonds (together, the Convertible Bonds (which expression shall include any other Convertible Bonds issued after the date of this letter agreement and attributable to or derived from the Convertible Bonds)), which are convertible into 102,521,657 ordinary shares of US$0.00001 each in the capital of Huiyuan (the Huiyuan Shares);

(d)                                 it is entitled to sell and transfer, or procure the sale and transfer of the full legal and beneficial ownership of the Series B Convertible Bonds and, upon receipt of the Series A Convertible Bonds from ABN, of the Series A Convertible Bonds to the Offeror pursuant to and in accordance with the terms and conditions of the Convertible Bond Offer, free from Encumbrances and with all rights attaching thereto as at the date of the Convertible Bond Offer and thereafter;

(e)                                  it will, upon conversion of the Convertible Bonds into the Huiyuan Shares, be entitled to sell and transfer, or procure the sale and transfer of, the full legal and beneficial ownership of the Huiyuan Shares to the Offeror pursuant to and in accordance with the terms and conditions of the Share Offer, free from Encumbrances and with all rights attaching thereto as at the date of the Share Offer (including the right to all dividends, and other distributions, declared, made or paid after the date of the Announcement) and thereafter;

(f)                                    the Huiyuan Shares to be held by it will have been validly allotted and issued and will be fully paid or credited as fully paid and such Huiyuan Shares will be legally or beneficially owned by it free from Encumbrances;

(g)                                 other than as set out in this paragraph 1, neither it nor any of its Associates (as defined in the Listing Rules), has any interest in any securities of Huiyuan or any rights to subscribe for, purchase or otherwise acquire any such securities;

(h)                                 the acceptance by the Bondholder of the Share Offer in accordance with this letter agreement will not result in a breach of, constitute a default under, or conflict with, the terms of the Convertible Bonds;

(i)                                     its has, subject to satisfaction of the Pre-Condition, obtained or satisfied all corporate, regulatory and other approvals, and any other conditions, necessary to execute and perform its obligations under this letter agreement and: (i) once it has called for the Series A Convertible Bonds and converted all the Convertible Bonds then held by it into Huiyuan Shares pursuant to paragraphs 5(a) and 5(b), to accept the Share Offer; or (ii) if paragraph 5(c) applies, to accept the Convertible Bond Offer in respect of all the Convertible Bonds then held by it;

(j)                                     the execution and delivery by it of this letter agreement, and the performance and completion of this letter agreement by it:

(i)                                     will not, subject to satisfaction of the Pre-Condition, infringe any applicable laws;

(ii)                                  will not result in any breach of the terms of, or constitute a default under, its constitutional documents or any instrument, agreement or governmental, regulatory or other judgment, decree or order to which it is a party or by which it is bound; and

(iii)                               will not conflict with any of its certificates, licences or permits that enable it to carry on the business or operations operated by it;

(k)                                  this letter agreement constitutes legal, valid and binding obligations of it enforceable in accordance with its terms.

2.                                       The Guarantor warrants to the Offeror, as at the date of this letter agreement and the date the Share Offer becomes or is declared unconditional in all respects, by reference to the facts and circumstances existing as at such dates respectively:

(a)                                  it has, subject to the satisfaction of the Pre-Condition, obtained or satisfied all corporate, regulatory and other approvals, and any other conditions, necessary to execute and perform its obligations under this letter agreement;

(b)                                 the execution and delivery by it of this letter agreement, and the performance and completion of this letter agreement by it:

(i)                                     will not, subject to satisfaction of the Pre-Condition, infringe any applicable laws;

(ii)                                  will not result in any breach of the terms of, or constitute a default under, its constitutional documents or any instrument, agreement or governmental, regulatory or other judgment, decree or order to which it is a party or by which it is bound; and

(iii)                               will not conflict with any of its certificates, licences or permits that enable it to carry on the business or operations operated by it;

(c)                                  this letter agreement constitutes legal, valid and binding obligations of it enforceable in accordance with its terms.

3.                                       Each of the Bondholder and the Guarantor acknowledges that the Offeror has entered into this letter agreement in reliance upon the warranties in paragraphs 1 and 2.

Dealings and undertakings

4.                                       The Bondholder undertakes to the Offeror that before the Offers close, lapse or are withdrawn, it shall not:

(a)                                  sell, transfer, Encumber, or otherwise dispose of any interest in any Convertible Bonds or Huiyuan Shares, other than pursuant to accepting the Share Offer or the Convertible Bond Offer;

(b)                                 accept any other offer in respect of the Convertible Bonds or the Huiyuan Shares;

(c)                                  vote in favour of any resolution to approve any scheme of arrangement of Huiyuan which is proposed in competition with the Offers; or

(d)                                 except upon exercise of its rights of conversion under the Convertible Bonds, acquire, and shall not permit any person acting in concert with it, to acquire any Shares or any warrants, options, subscription rights or other rights to subscribe for, acquire or convert into such Shares or any interest therein or agree to do so without the prior written consent of the Offeror.

5.                                       In consideration of the Offeror’s undertakings in paragraph 7, the Bondholder undertakes to the Offeror that, once the Share Offer has become or has been declared unconditional in all respects:

(a)                                  it shall exercise its right under the call option with ABN to call for the Series A Convertible Bonds to be delivered to it; and

(b)                                 (i)                                     upon delivery to it of the Series A Convertible Bonds, it shall forthwith take all steps required of it under the terms of the Series A Convertible Bonds to convert all Series A Convertible Bonds into Shares; and

(ii)                                  it shall forthwith take all steps required of it under the terms of Series B Convertible Bonds to convert all Series B Convertible Bonds into Shares;

and, in each case:

(x)                                  upon becoming the registered holder of all or any of the Huiyuan Shares, it shall accept the Share Offer in respect of all such Huiyuan Shares in accordance with the procedure for acceptance set out in the formal offer document to be issued by or on behalf of the Offeror and Huiyuan in connection with the Offers (Composite Document) not later than seven days after becoming the registered holder of such Huiyuan Shares;

(y)                                 it shall not withdraw any acceptances of the Share Offer; and

(z)                                 it shall sell all such Huiyuan Shares free of any Encumbrance and together with all rights of any nature attaching to those Shares, including the right to all dividends, and other distributions, declared, made or paid on or after the date of the Announcement; or

(c)                                  if either: (i) upon delivery to it of the Series A Convertible Bonds, there is insufficient time for it to convert the Series A Convertible Bonds into Shares according to the timetable of the Offers as stipulated by the Code; or (ii) it is prevented or is unable to convert the Series A Convertible Bonds into Shares for any other reason:

(i)                                     it shall accept the Convertible Bond Offer in respect of all the Series A Convertible Bonds in accordance with the procedure for acceptance set out in the Composite Document not later than two days after becoming the registered hold of the Series A Convertible Bonds;

(ii)                                it shall not withdraw any acceptances of the Convertible Bond Offer; and

(iii)                             it shall sell the Series A Convertible Bonds free from any Encumbrance of any nature whatsoever and together with all rights of any nature attaching to those Convertible Bonds, including the right to all interest payments paid on or after the date of the Announcement.

Documentation

6.                                       The Bondholder and the Guarantor consent to:

(a)                                  this letter agreement being disclosed to the SFC and the Stock Exchange;

(b)                                 the inclusion of references to them, and particulars of this letter agreement and their respective holdings of relevant securities of Huiyuan being included in the Announcement and the Composite Document; and

(c)                                  this letter agreement being made available for inspection as required by Note 1 to Rule 8 of the Code or the Listing Rules.

Offeror’s undertakings

7.                                       The Offeror agrees with the Bondholder that:

(a)                                  it will make the Offers in accordance with the Announcement and the Announcement will be released substantially in the form attached (or in such other form as may be agreed between the Offeror and the Bondholder or as may be required to comply with the requirements of the SFC or the Stock Exchange) within ten Business Days of the date of this letter agreement (or such later date as the Offeror and the Bondholder may agree);

(b)                                 it shall, at its own cost, use all reasonable efforts to ensure that the Pre-Condition is fulfilled promptly after the date of the Announcement, and in any event, no later than the First Long Stop Date;

(c)                                  without prejudice to the generality of paragraph 7(b) above, it shall initiate contact with the relevant Governmental Authority relating to the satisfaction of the Pre-condition within seven days of the date of the Announcement with a view to making the PRC Antitrust Filing within 20 days of the date of the Announcement; and

(d)                                 it shall not announce a change to the initial First Long Stop Date without the prior consent of the Bondholder.

8.                                       Each party shall regularly review with the other parties and their advisers the progress of any notifications or filings submitted in order to satisfy the Pre-Condition with a view to obtaining clearance from any Governmental Authority at the earliest reasonable opportunity and, in particular, the Offeror shall inform the Bondholder and the Guarantor within two Business Days of it submitting any notification or filing, receiving any response from any Governmental Authority or engaging in any material communications with any Governmental Authority (in each case, in connection with the Pre-Condition), together with a brief summary of such notification, filing, response or communication.

Termination

9.                                       This letter agreement shall automatically terminate if:

(a)                                  the Announcement is not released within ten Business Days of the date of this letter agreement (or such later date as the Offeror and the Bondholder may agree);

(b)                                 the Offers are not made (by posting of the Composite Document) by the Latest Despatch Date;

(c)                                  the Offers include any material terms or are subject to any conditions other than those set out in the draft of the Announcement; or

(d)                                 the Share Offer lapses or is withdrawn.

10.                                 Termination of this letter agreement shall be without prejudice to a party’s accrued rights and remedies, obligations and liabilities under this letter agreement as at the date of such termination.

Guarantee

11.                                 In consideration of the Bondholder entering into this letter agreement at the request of the Guarantor, the Guarantor hereby unconditionally and irrevocably guarantees to the Offeror, as primary obligations of it:

(a)                                  the due and punctual performance and observance by the Bondholder of its obligations, commitments and undertakings under this letter agreement;  and

(b)                                 if and whenever the Bondholder shall be in default in the payment of any amount payable under or in connection with this letter agreement or of any damages for breach of the same or any of the Warranties or any other warranties, representations or undertakings contained herein after being given notice to that effect by the Offeror, to pay to the Offeror all such amounts that are payable by the Bondholder as though the Guarantor instead of the Bondholder was expressed to be the principal debtor.

12.                                 The liability of the Guarantor under this letter agreement shall not be released or diminished by any arrangements or alterations of terms or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time or other indulgence for such performance.

13.                                 The guarantee under paragraph 11 is to be a continuing security to the Offeror for all obligations, commitments and undertakings on the part of the Bondholder under this letter agreement.  Any amount not paid by the Bondholder and not recoverable from the Guarantor on the basis of a guarantee (whether because of any legal limitation, disability or incapacity on the part of the Bondholder or any other matter or thing whether known to the Offeror or not) shall nevertheless be recoverable from the Guarantor on the basis of an indemnity.

14.                                 As a separate and independent obligation, the Guarantor undertakes, as principal obligor and not only as surety, that in the event, the Bondholder does not perform in full its obligations, commitments and undertakings under this letter agreement, the Guarantor will itself then duly and punctually perform the obligations, commitments and undertakings of the Bondholder under this letter agreement as if all such obligations, commitments and undertakings were obligations, commitments and undertakings of the Guarantor.

Appointment of attorney

15.                                 In order to secure the performance of the Bondholder’s obligations under paragraph 5, the Bondholder hereby irrevocably appoints any director for the time being of the Offeror to be its attorney and/or agent in its name and on its behalf to execute a form or forms of acceptance and/or such other documents and do such other acts and things as may be necessary to accept (or procure the acceptance of) the Share Offer in respect of the Huiyuan Shares and/or accept the Convertible Bond Offer in respect of the Convertible Bonds PROVIDED THAT such director shall only be authorised to execute such documents and perform such actions on the Bondholder’s behalf if the Bondholder has failed to comply with its obligations under paragraph 5.

Further assurance

16.                                 At any time after the date of this letter agreement, each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, execute such documents and do such acts and things as any other party may reasonably require for the purpose of giving that party the full benefit of all the provisions of this letter agreement in their favour.

Undertaking survives

17.                                 The warranties under paragraphs 1 and 2 and all other provisions of this letter agreement, insofar as the same shall not have been performed upon the Share Offer becoming, or being declared to be, unconditional shall remain in full force and effect.

General

18.                                 This letter agreement may be executed in any number of separate counterparts, each of which is an original but all of which together shall constitute one and the same instrument.

19.                                 The failure to exercise or delay in exercising a right or remedy provided by this letter agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of a waiver of other rights or remedies.  No single or partial exercise of a right or remedy provided under this letter agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

20.                                 If at any time any provision of this letter agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other provision of this letter agreement; or

(b)                                 the legality, validity or enforceability under the law of any other jurisdiction of that or another provision of this letter agreement.

21.                                 Each party agrees that, if it fails to perform or breaches any of the obligations under this letter agreement, damages may not be an adequate remedy and accordingly, the parties to whom any such unperformed or breached obligation is owed shall be entitled to the remedy of specific performance.

Governing law and jurisdiction

22.                                 This letter agreement shall be governed by and construed in accordance with law of Hong Kong and each of the Bondholder, the Guarantor and the Offeror each submit to the exclusive jurisdiction of the courts of Hong Kong for all purposes in connection with this letter agreement.

23.                                 Process by which any proceedings are begun may be served on the Offeror by being served on The Coca-Cola Export Corporation at 38 Floor, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, marked for the attention of the General Counsel, Pacific Group, with a copy to be sent to the Offeror on fax number 1-404-598-7791, marked for the attention of the Vice President and Director of Mergers and Acquisitions.

24.                                 Process by which any proceedings are begun may be served on the Bondholder and/or the Guarantor by being served on Warburg Pincus Asia L.L.C at Suite 6703, IFC Two, 8 Finance Street, Hong Kong, marked for the attention of Mr. Chang Sun.

Yours faithfully,

/s/ Timothy J. Curt
For and on behalf of
GOURMET GRACE INTERNATIONAL LIMITED

Name: Timothy J. Curt

Title: Director

/s/ Timothy J. Curt
For and on behalf of
WARBURG PINCUS PRIVATE EQUITY IX, LP

Name: Timothy J. Curt

Title: Authorized Representative

AGREED AND ACCEPTED BY:

/s/ Paul Etchells
For and on behalf of
ATLANTIC INDUSTRIES

Name: Paul Etchells

Title: Authorized Attorney

SCHEDULE 1

DEFINITIONS

In this letter agreement:

Business Days means a day on which banks are open for the transaction of normal banking business in Hong Kong and in the PRC (excluding Saturday and Sunday);

Encumbrance means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, or other encumbrance or security interest having similar effect;

Executive means the Executive Director of the Corporate Finance Division of the SFC;

First Long Stop Date means the date which is 90 days after the date of the PRC Antitrust Filing, which date shall be automatically extended to the date which is 180 days after the date of the PRC Antitrust Filing if the Pre-Condition is not satisfied by such date (or any other date as may be announced by the Offeror and approved by the Executive and the Bondholder);

Governmental Authority means any national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi governmental authority in the PRC;

Hong Kong means the Hong Kong Special Administrative Region of the PRC;

Latest Despatch Date means the later of 21 days after the date of the Announcement and the date which is 7 days after the Pre-Condition is satisfied (or such later date to which the Executive, at the request of the Offeror, may consent);

PRC means the People’s Republic of China;

PRC Antitrust Filing means the submission of the formal notification pursuant to The Antitrust Laws of the PRC to The Ministry of Commerce of the PRC, Department of Treaty and Law, Antimonopoly Investigations Office in connection with the Share Offer;

Pre-Condition means the pre-condition to the making of the Share Offer as described in the Announcement; and

Shares means the ordinary shares of US$0.00001 each in the share capital of Huiyuan.

SCHEDULE 2

ANNOUNCEMENT